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                                                                     Exhibit 24

INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement
No. 33-19180 of Analysts International Corporation on Form S-8 of our report on the financial statements of the Analysts International Corporation Savings and Investment Plan, dated August 21, 1998, appearing in this Annual Report on Form 11K filed under cover of Form 10-K/A of Analysts International Corporation for the year ended June 30, 1998.

/s/ Deloitte & Touche LLP




Minneapolis, Minnesota
September 25, 1998